                                                                 EXHIBIT 10.5.39


                           MCDUFFIE COUNTY ORDINANCE

         AN ORDINANCE TO GRANT TO AMERICAN CABLE T.V. INVESTORS II THE NON-EXCLUSIVE RIGHT, POWER, AND AUTHORITY TO MAINTAIN AND OPERATE TELEVISION TRANSMISSION AND DISTRIBUTION FACILITIES AND TO ERECT AND INSTALL ITS LINES, POLES, WIRES, GUYS AND APPURTENANT FACILITIES UPON THE STREETS, ALLEYS, AND PUBLIC PLACES OF THE COUNTY TOGETHER WITH ANY NECESSARY RIGHT OF ACCESS THERETO, FOR SUCH PERIOD AS THE SAME ARE NEEDED BY THE COMPANY TO RENDER CABLEVISION SERVICE TO ITS CUSTOMERS IN THE COUNTY OF MCDUFFIE, GEORGIA:

ALSO TO SET THE AMOUNT OF FRANCHISE FEE TO BE PAID BY AMERICAN CABLE T.V. INVESTORS II, TO THE COUNTY OF MCDUFFIE, GEORGIA.

         BE IT ORDAINED BY THE BOARD OF COMMISSIONERS OF MCDUFFIE COUNTY,
GEORGIA:

                                   SECTION 1.

         In consideration of the faithful performance and observance of the conditions and reservations hereinafter specified, the non-exclusive right is hereby granted to American Cable T.V. Investors II, its successors and assigns, hereinafter referred to as "The Company", the right to maintain and operate television transmission and distribution facilities, and additions thereto, in, under, over, along, across, and upon the streets, roadways, sidewalks, alleys, bridges, public easements, and highways and other places which are public in McDuffie County, Georgia, for the purposes of transmission and distribution of electromagnetic and audio and visual impulses and television energy in accordance and subject to the laws and regulations of the United States of America, the statutes of the State of Georgia, and the ordinances and regulations of

McDuffie County. The Company shall have no right to transfer or assign its rights hereinafter without the written approval of the Board of Commissioners of McDuffie County first obtained except that said rights hereunder may be assigned as security for bona fide indebtedness of the Company without prior approval. Upon filing by the proposed transferee or assignee of acceptance of the terms of this contract and assuming all pending or contingent obligations of the Company hereunder and providing evidence of compliance with the provisions concerning insurance, the County's approval of the proposed transfer and assignment shall not be arbitrarily withheld.

                                   Section 2.

         The Company shall pay to McDuffie County, Georgia, a franchise and a license fee as follows:

         A. Three percent (3%) of gross receipts from operation of its cable television system in McDuffie County shall be paid as a franchisee fee. This payment of the said franchise fee shall be in lieu of all occupation, license, excise and special franchise taxes, and all other demands except ad valorem taxes on the property of the Company.

         B. In the event the Company offers services other than cable television service, the Company shall pay an additional fee equal to the business license fee charged for providing similar services under the general business license tax ordinance of McDuffie County.

         C. In the event the Company offers leasing of spectrum or channel space, the Company shall pay three percent (3%) of leased channel or spectrum space revenues attributable to leased channel or spectrum space services provided in McDuffie County. The proportion of leased channel revenues attributable to leased channel services provided in McDuffie County shall be ratio of gross subscriber receipts from recurring charges from the operation of its basic cable television system within the area of McDuffie County within which said channel or spectrum space is leased to gross subscriber receipts from recurring charges from the operation of its basic cable television system in the entire area within which said channel or spectrum space is leased. All payments shall be made semi-annually by January 30 and July 30 for the previous six months period ending December 31 and June 30 of said Company. Said payments shall be accompanied by a statement of gross revenue by the Company from the operation of the cable television system in the area in question, and such information as may be necessary to compute the sums due under Section 2B and 2C. First payments due hereunder shall be made no later than July 30, 1988, for the period January 1, 1988, to June 30, 1988. The County shall have the right to reasonably inspect the revenue records of the Company to insure compliance with this section.

                                   Section 3.

         The Company shall have the right to prescribe reasonable service rules and regulations for the conduct of its business not inconsistent with the provisions of the ordinances of the County. A copy of these rules and regulations shall be kept on file at all times in the office of the Board of Commissioners of McDuffie County.

The rates charged the public, by the Company, for its basic service, must be reasonable, and not excess of what is necessary to meet the financial needs of the Company and to earn a reasonable return on investment in facilities. A schedule of the maximum monthly subscription rate charges charged by the Company for basic cable service shall be kept, maintained, and posted with the County showing the classification of the subscribers and the rates applicable thereto. The Company will notify the Board of Commissioners of McDuffie County in writing at least fifteen (15) calendar days in advance of any increase in subscriber rates for basic cable service. Upon request of the Board of Commissioners, the Company will supply a written statement of the reasons for any change in the monthly rates for basic cable service. Basic cable as referred to herein shall mean the provision of television service on standard television channels 2 through 13 and shall not include pay TV or any optional service offered by the Company.

                                   Section 4.

         The Board of Commissioners of McDuffie County shall have the right to revoke this contract and Franchise Ordinance and all rights of the Company hereunder if the Company shall fail to comply with any of its provisions or default in any obligations hereunder, and shall fail within a reasonable time (not less than 90 days) after written notice from the County to correct such defaults of non-compliance.

The Company shall not abandon the cable television system in whole or in part without the written consent of the County. Upon termination or forfeiture of this grant, in accordance with any of its terms, the Company shall immediately remove its visible poses, cables, wires and appurtenances from the County streets, roadways, sidewalks, alleys, bridges, and highways and other places which are public places in the County. In the event of failure of the Company to perform such removals, the County shall have the right to make a written demand on the Company to proceed to carry out the removal of such equipment, and in the event that the Company fails to carry out the terms and conditions of such demands, the City shall have the right to remove all or part of the Company's equipment and to retain same as County's property. This removal is to be accomplished without accounting therefore to the Company, and the expenses of such removal shall be charged to and paid by the Company without credit for the value, if any, of said equipment.

                                   Section 5.

         Wherever used in this Ordinance, the word "television" shall mean a system for transmission of electromagnetic and audio signals and/or visual images and other forms of information by means of Electrical, Electronic, electromagnetic optical impulses or such other methods of physical transmission as may prove practical which involve placing physical lines upon public ways within the County.

                                   Section 6.

         There is hereby granted the further right, privilege and authority to the Company to issue, rent or in any other manner obtain the use of towers, poles, lines, cables, and other equipment and facilities from any and all holders of public licenses and franchises within the limits of the area covered by this Ordinance, including the Power and Light Company and the Telephone Company serving said area and thus use such tower, poles, lines, cables and other equipment and facilities subject to all existing and future ordinances and regulations of the County. The poles used for the Company's distribution system shall be those erected and maintained by the Power and Light Company or the Telephone Company when and where practicable, providing mutually satisfactory rental agreements can be entered into with said utility companies.

                                  Section 7.

         A. The Company shall have the right to erect, when necessary, and maintain its own poles, for the proper construction and maintenance of television distribution system with the approval of the location of said poles by the County. The Company's transmission and distribution system poles, wires, and appurtenances shall be located, erected and maintained so as not to endanger or interfere with the lives of persons, or to interfere with the travel and use of public places by the public, and during the construction, repair or removal thereof shall not obstruct or impede traffic.

         B. In case of any disturbance of pavement, sidewalks, driveways or other surfacing, the Company shall at its own cost and expense and in a manner approved by the County, replace and restore all paving, sidewalk, driveway or surface so disturbed in as good condition as before said work was commenced.

         C. In the event that at any time during the period of this franchise the County shall lawfully elect to alter or change any street, alley, easement or other public way requiring the relocation of the facilities of the Company, then in such event the Company, upon reasonable notice by the County shall remove, relay and relocate the same at its own expense.

                                   Section 8.

         In the maintenance and operation of its television transmission and distribution system in the streets, alleys, and other public places, and in the course of any new construction or addition to its facilities, the Company shall proceed so as to cause the least possible inconvenience to the general public; an opening or obstruction in the streets, roadways, or public places made by the company in the course of its operations shall be guarded and protected at all times by the placement of adequate barriers, fences, or boardings, the bounds of which, during periods of dusk and darkness shall be clearly designated by red warning lights.

                                   Section 9.

         It is the stated intention of the County that all other holders of public licenses and franchises within the area in question will cooperate with the Company to allow joint use of their poles and pole line facilities wherever possible or wherever usage does not interfere with the normal operation of said poles and pole lines so that the number of new or additional poles constructed by the company within the area in question may be minimized. Such cooperation will include the right of joint usage for reasonable rates and on reasonable terms.

                                  Section 10.

         The Company shall indemnify, protect and save harmless the County from and against losses and physical damages to property, and bodily injury or death to persons, including payments made under any Workmen's Compensation Law, which may arise out of, or be caused by the erection, maintenance, presence, use, or removal of said attachments of poles within the area, or by any act of the Company, its agents or employees. The Company shall carry insurance to protect parties hereto from and against all claims, demands, actions, judgments, costs, expenses, and liabilities which may arise or result, directly or indirectly from or by reason of such loss, injury or damage. The amounts of such insurance against liability due to physical damages to the property shall not be less than one hundred thousand ($100,000.00) dollars on each person, three hundred thousand ($300,000.00) dollars on each occurrence for bodily injury liability and one hundred thousand ($100,000.00) dollars for each occurrence of property damage from any accident. The Company shall also carry such insurance as it deems necessary to protect it from all claims under the Workmen's Compensation Laws in effect that may be applicable to the Company. All insurance required by this Contract and Franchise Ordinance shall be, and remain in full force and effect for the entire life of this Contract and Franchise Ordinance. The County may require certificates of insurance to be filed with it.

                                  Section 11.

         Installations shall be maintained so as not to interfere with TV reception already in existence. The antenna, receiving and distribution equipment shall be installed and maintained so as to provide pictures on subscriber receivers throughout the system essentially of the same quality as those received at the antenna site.

                                  Section 12.

         The Company agrees to install signal distribution facilities subject to satisfactory pole clearance and pole rental arrangements to all citizens in the area in question wherein the population density is sufficient to support the installation on a reasonable practical business basis. The Company agrees that service under this contract shall be provided to all areas of the County where public ways may be utilized in which there are 80 or more homes or 30 or more bona fide requests for service per mile of cable necessary to proved service to said area. Nothing herein shall be construed as requiring the Company to provide service to areas where, solely because of population density or abnormal construction cost, such service is economically infeasible. In the event it is necessary for the Company to extend lines beyond 200 feet to provide service, the Company shall have the right to charge an additional installation fee reflecting the cost of extension. The Company shall also have the right to charge an additional monthly fee to reflect the increased operating cost of such an extension, including any underground extensions. In undertaking a line extension the Company may require appropriate long-term contracts of prospective subscribers. The Company shall maintain an office or agent within McDuffie County for the purpose of investigation and resolutions of all complaints of equipment malfunctions and similar matters. In the event the Company is unable to resolve complaints within a reasonable period, any person may file a complaint with the County Clerk. The Board of Commissioners of McDuffie County may investigate such complaint and after such investigation direct the Company to take reasonable and appropriate action consistent to the terms of this ordinance.

                                  Section 13.

         Neither American Cable T.V. Investors II, nor their employees shall engage in the sale, service, rental, or leasing of television receivers, radio receivers, or television or radio receiver parts and accessories, except to the extent necessary to provide non-standard cable channels or service, and they shall not require or attempt to direct any subscribers of the Company to deal with any particular firm or person in regard to the sale, service, rental, or leasing of television receivers, radio receivers or television or radio receiver related parts and accessories.

                                  Section 14.

         This Franchise shall be for a period of ten (10) years beginning
11/4/87.

                                  Section 15.

         If any section, sentence, clause or phrase of this Ordinance is for any reason held illegal, invalid, or unconstitutional, such invalidity shall not affect the validity of the Ordinance, and any portions in conflict are hereby repealed.

                                  Section 16.

         The franchise granted herein is governed by and subject to all applicable rules and regulations of the Federal Communications Commission, now and here after in effect, and by the laws of the State of Georgia, now and hereafter in effect.

                                  Section 17.

         Nothing in this Ordinance shall be construed as granting a franchise or collecting a franchise fee for operation of the Company within the corporate limits of any municipality within the County except by agreement with said municipality.

DONE, RATIFIED AND ADOPTED BY THE BOARD OF COMMISSIONERS OF MCDUFFIE COUNTY, GEORGIA, THIS 4th DAY OF NOVEMBER, 1987.

                                        MCDUFFIE COUNTY, GEORGIA


                                        BY: /s/ JOYCE R. BLEVINS
                                            JOYCE BLEVINS,
                                            Chairman, Board of
                                            Commissioners of
                                            McDuffie County

                                    ATTEST: /s/ CONNIE CHEATHAM
                                            CONNIE CHEATHAM,
                                            Clerk, Board of
                                            Commissioners of
                                            McDuffie County.

                      ORDINANCE APPROVING THE TRANSFER OF
                     THE CABLE TELEVISION FRANCHISE FOR THE
                           COUNTY OF MCDUFFIE HELD BY
                         AMERICAN CABLE TV INVESTORS 2
                     PURSUANT TO MCDUFFIE COUNTY ORDINANCE,
                    AND EXTENDING THE TERM OF THE FRANCHISE

         WHEREAS, by McDuffie County Ordinance adopted on November 4, 1987, the Board of Commissioners of McDuffie County, Georgia, (the "County") granted to American Cable TV Investors 2 (also known as American Cable T.V. Investors II) ("ACT 2") a franchise (the "Franchise") to construct, own, operate and maintain a cable television system within the County (the "System"); and

         WHEREAS, ACT 2 has requested pursuant to Section 1 of the Franchise that the Board of Commissioners of the County of McDuffie approve (i) the transfer of the Franchise to Jones Intercable, Inc., a Colorado corporation ("Jones") or any affiliate of Jones, including Jones Spacelink, Ltd. ("Spacelink") or any limited partnership of which Jones or Spacelink or any affiliate of Jones or Spacelink is a general partner, or any joint venture or general partnership of which Jones, Spacelink, any affiliate of Jones or Spacelink or any such limited partnership or partnerships is a general partner (any such entity being hereinafter referred to as an "Affiliate of Jones") and
(ii) the subsequent transfer of the Franchise to any Affiliate of Jones; and

         WHEREAS, Jones or any Affiliate then holding the Franchise has agreed to be bound by the terms, provisions and conditions of the Franchise; and

         WHEREAS, the Board of Commissioners of McDuffie County desires to extend the term of the Franchise to November 4, 2000.

         WHEREAS, the County, upon not less than sixty (60) days notice to Affiliate of Jones, may desire to increase the Franchise Fees paid by Affiliate of Jones to an amount not to exceed 5% of Gross Receipts from operation of the cable system within the County.

         NOW, THEREFORE, BE IT HEREBY ORDAINED BY THE BOARD OF COMMISSIONERS OF McDUFFIE COUNTY, GEORGIA THAT:

         1. The County does hereby consent to the assignment and transfer of the Franchise from ACT 2 to Jones or any Affiliate of Jones, and to any subsequent transfers to any Affiliate of Jones.

         2. The foregoing consent to the transfer and assignment of the Franchise shall be effective upon the closing of the sale of the System by ACT 2 to Jones or an Affiliate of

Jones. Notice of such closing date shall be given to the County. Any subsequent transfer of the Franchise from Jones to any Affiliate of Jones or between Affiliates of Jones shall be effective upon written notice being given to the County by the entity then holding the Franchise.

         3. The County hereby affirms that (a) the Franchise is currently valid, legally enforceable and in full force and effect, (b) ACT 2 is currently the valid holder and authorized grantee of the Franchise and (c) to the knowledge of the County, no default exists thereunder. Subject to compliance with the terms of this Resolution, all action necessary to approve the transfer of the Franchise to Jones or any Affiliate of Jones or to any subsequent transfers to any Affiliate of Jones has been duly and validly taken.

         4. Section 14 of the Franchise is hereby repealed and the following substituted therefor, to be effective upon adoption:

                 Section 14: This Franchise shall be for a period of thirteen
         (13) years beginning November 4, 1987.

         5. Section 2 of the Franchise is hereby repealed and the following substituted therefor, to be effective upon adoption:

                 Section 2. Affiliate of Jones shall pay to McDuffie County, Georgia, a Franchise and a License Fee as follows:

                 A. Three percent (3%) of Gross Receipts from operation of its Cable Television System in McDuffie County, Georgia. The County, upon not less than sixty (60) days notice, may increase the Franchise Fees to not more than five percent (5%) of Gross Receipts from operation of the cable Television System. This payment of the said Franchise Fee shall be in Lieu of all Occupation, License, excise and Special Franchise Taxes, and all other demands except Ad Valorem Taxes on the property of the Company.

         DONE, RATIFIED AND ADOPTED BY THE BOARD OF COMMISSIONERS OF McDUFFIE COUNTY, GEORGIA, THIS 7th DAY OF APRIL, 1993.

                                        McDUFFIE COUNTY, GEORGIA

                                        /s/ JOYCE R. BLEVINS
                                          Chairman, Board of
                                          Commissioners of
                                          McDuffie County

                       ATTEST:          /s/ ANN ROBERTS
                                          Clerk, Board of
                                          Commissioners of
                                          McDuffie County

                 A RESOLUTION TO PROVIDE FOR THE REGULATION OF
                BASIC SERVICE TIER RATES AND RELATED EQUIPMENT,
            INSTALLATION AND SERVICE CHARGES OF ANY CABLE TELEVISION
                  SYSTEM OPERATING IN MCDUFFIE COUNTY, GEORGIA

         WHEREAS, on October 5, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 which, among other things, provided that the basic service tier rates, and the charges for related equipment installation and services, of a cable television system (hereinafter, "Basic Service Rates and Charges") shall be subject to regulation by a franchising authority in accordance with regulations prescribed by the Federal Communications Commission (hereinafter the "FCC"); and

         WHEREAS, on April 1, 1993, the FCC prescribed such regulations in the Report and Order, In the Matter of Implementation of Sections of Cable Television Consumer Protection and Competition Act of 1993: Rate Regulation, MM Docket 92-266, FCC 93-177 (released May 3, 1993) (hereinafter the "FCC Rate Regulations"); and

         WHEREAS, McDuffie County, Georgia, (hereinafter, the "County") is a franchising authority with the legal authority to adopt, and the personnel to administer, regulations with respect to the Basic service Rates and Charges of any cable television system operating in the County, including, without limitation, the system currently being operated by Jones Intercable, Inc., or any affiliate of Jones, including Jones Spacelink, Ltd. and Friendship Cable, SE (hereinafter "the Companies") pursuant to an Ordinance and Agreement dated April 7, 1993, and November 4, 1987, as to Jones and by Ordinance dated February 1, 1993, as to Friendship (hereinafter the "Franchises"); and

         WHEREAS, the County desires to regulate the Basic Service Rates and Charges of the Company and any other cable television system operating in the County and shall do so in accordance with the FCC Rate Regulations, notwithstanding any different or inconsistent provisions in the Franchises;

         NOW THEREFORE, BE IT RESOLVED BY THE BOARD OF COMMISSIONERS OF McDUFFIE COUNTY, GEORGIA, THAT:

         1. The county will follow the FCC Rate Regulations in its regulation of the Basic Service Rates and Charges of the Companies and any other cable television system operating in the County, notwithstanding any different or inconsistent provisions in the Franchise; and

         2. In connection with such regulation, the County will ensure a reasonable opportunity for consideration of the views of interested parties; and

         3. The Chairman of the Board of Commissioners, or his or her designee, is authorized to execute on behalf of the County and file with the FCC such certification forms or other instruments as are now or may hereafter be required by the FCC Rate Regulations in order to enable the County to regulate Basic Service Rates and Charges; and

         4. This Resolution shall be effective immediately.

                                               /s/ JOYCE R. BLEVINS
                                               Chairman, McDuffie County
                                               Board of Commissioners
ATTEST:
                                               /s/ DICK WHITEHALL
/s/ ANN ROBERTS                                Commissioner
County Clerk
                                               /s/ William L. Howard
Adopted: Sept. 1, 1993                         Commissioner